UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2012

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On October 29, 2012, the Executive Committee of the Steelcase Inc. (the “Company”) Board of Directors appointed James P. Keane to serve as the Company’s Chief Operating Officer, effective November 1, 2012. Mr. Keane, age 53, currently serves as President, Steelcase Group of the Company, a position he has held since October 2006. Mr. Keane joined the Company in 1997.

(e)    In connection with Mr. Keane’s appointment as Chief Operating Officer, the Compensation Committee of the Company’s Board of Directors approved an increase in Mr. Keane’s annual base salary from $540,175 to $575,000, an increase in his annual target award under the Company’s Management Incentive Plan from 80% of base salary to 90% of base salary, and an award to Mr. Keane of 100,000 restricted units under the Company’s Incentive Compensation Plan.

ITEM 7.01 Regulation FD Disclosure

The Company has issued a press release announcing Mr. Keane’s appointment as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d)     EXHIBITS.

Exhibit Number	Description
99.1	Steelcase Inc. Press Release dated October 30, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)
Date: October 30, 2012